EXHIBIT 10.2

        , 2022

[Name]

[Address]

Dear          ,

This letter memorializes the terms and conditions of your annual cash incentive compensation as an employee of Insignia Systems, Inc. (the “Company”) for the fiscal year ending December 31, 2022 (“fiscal 2022”). The Company’s Board of Directors (the “Board”), through its Governance, Compensation and Nominating Committee (the “Committee”) has, after consideration of the fiscal 2022 performance targets proposed by the Company’s management, adopted the fiscal 2022 performance goals and resulting payout scales identified in the table below.

You will not earn or receive any annual cash incentive bonus payment for fiscal 2022 unless: (1) the Company has an unrestricted cash balance in excess of $          as of December 31, 2022 (after taking into account          , and appropriate adjustments to normalize accounts payable consistent with historical practices, each of which will be determined in the Committee’s sole discretion), and (2) you remain employed by the Company as of the date any annual cash incentive compensation awarded for fiscal 2022 is paid, which will be no later than March 15, 2023.

Your target annual cash incentive compensation payout for fiscal 2022 is $          (“Target”), which represents         % of your annual base salary for fiscal 2022.

Pre-Bonus Operating Income (Loss)	GAAP Operating Income (Loss)	Adjusted Operating Income (Loss)[1]	Payout (% of Target)[2]

Please confirm your understanding and acceptance of the provisions in this letter by countersigning below.

Sincerely,

[Name]

Acknowledgment and Acceptance:

By signing below, I accept and agree to the terms and conditions of this letter concerning my annual cash incentive compensation opportunity for fiscal 2022 as set forth above.

Employee Signature:          __________________________      Date: _______________

Print Name: __________________________

1 Inclusive of all compensation expenses, but excluding expenses specific to , and other appropriate adjustments as identified by the Committee.

2 Actual payout will be determined by linear extrapolation to the extent not represented in the table, subject to a minimum of 0% and maximum of 150% of Target.